AUTOMATIC INDEMNITY REINSURANCE AGREEMENT

                                     Between

                 THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INC.

                                   of Delaware

                  hereinafter referred to as the "COMPANY" and

                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                                   of New York

                   hereinafter referred to as the "REINSURER"


                              giacagre.93a  page #1

                              A. GENERAL PROVISIONS

1. The COMPANY agrees to cede, and the REINSURER agrees to assume, the business defined in EXHIBIT A.

2. This AGREEMENT is effective JANUARY 1, 1993, and shall remain in force as long as any of the annuity contracts specified above remain in force, unless recaptured by the Company. Either party may cancel for new business upon 30 days advanced written notice.

3. On each contract ceded to the REINSURER, the liability of the REINSURER shall commence simultaneously with that of the COMPANY, and the COMPANY shall have the right to maintain the reinsurance in force as long as the COMPANY remains liable under any contract reinsured.

4. The reinsurance hereunder shall be on the modified coinsurance (or calendar year renewable term) basis. The terms "Reserves" and "Mod Co Reserves" are defined in Exhibit F. The mod co reserves shall be maintained by the Company.

5. The reinsurance shall be subject to the same terms and conditions as the contracts issued by the COMPANY.

6. If the COMPANY'S liability under any of the contracts reinsured under this Agreement is changed because of a misstatement of age or sex, the REINSURER will share in the change proportionately to the amount reinsured hereunder.

7. If a contract that had been reduced, terminated, or lapsed is reinstated by the COMPANY, the appropriate amount of reinsurance for such contract hereunder will be reinstated automatically. The COMPANY will pay the REINSURER the proportionate share of all amounts received by the COMPANY in connection with such reinstatement.

8. The COMPANY must provide written notification to the REINSURER of any change in the terms or conditions of any contract reinsured hereunder or in the calculation of the Reserves within fifteen (15) days after the change is initiated. If the REINSURER accepts any such change, the COMPANY and the REINSURER shall share proportionately in any increase or decrease in the COMPANY's liability which results from such change. If the change is voluntary on the part of the COMPANY and if the REINSURER does not accept such change, or does not respond to the COMPANY, the REINSURER's liability under this Agreement shall be determined as if no such change occurred. If the change is not voluntary on the part of the COMPANY, the REINSURER shall participate in such change.

9. It is expressly understood by the parties that the policies reinsured hereunder are nonparticipating. The expense allowances include provision for premium taxes, which giacagre.93a  page #2
     shall not be separately reimbursed by the REINSURER.

10. Reinsurance transactions shall be accounted for in accordance with the procedure set forth in Exhibit G.

11.  Recapture shall be available under the terms set forth in Exhibit E.

12. Should the COMPANY fail to cede reinsurance that should have been ceded in accordance with the provisions of this Agreement, or fail to comply with any of the other terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the COMPANY or the REINSURER, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the position they would have occupied had no such oversight, misunderstanding, or clerical error occurred.

13. At any reasonable time, each party or its designated representative may inspect, during normal business hours, at the offices where such records are located, the papers and any and all other books or documents of the other relating to reinsurance under this Agreement. The information obtained shall be used only for reinsurance purposes and shall be kept confidential except to the extent disclosure is required by law. The REINSURER'S rights under this paragraph shall survive termination of this Agreement.

14. This Agreement shall constitute the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties.

15. This is an Agreement solely between the COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the insured or the beneficiary under any policies of the COMPANY which may be reinsured hereunder.

16. The REINSURER does not indemnify and shall not be liable for any of the COMPANY'S extracontractual damages, including but not limited to actual punitive, exemplary or compensatory damages; excluded damages include but are not limited to damages or liability of any kind whatsoever resulting from, but not limited to: negligent, reckless or intentional wrongs, fraud, oppression, bad faith, or strict liability, arising from claims related to breach of contract or any form of tortious conduct. If the COMPANY is ordered by a court to make refunds to policyholders on any contract, the contract shall be considered a recaptured contract, and subject to the provisions of Exhibit E.

17. Should the payment due either the REINSURER or the COMPANY be delayed beyond giacagre.93a  page #3

     30 days delayed payment shall accrue interest as specified in the computation of the Experience Account Asset.

                            B. PREMIUMS and BENEFITS

1. Insuring Clause. The obligation of either party to the other is to pay the "Net Amount Due," which is the algebraic excess of the "Reinsurance Premium" over the "Reinsurance Benefits" as defined herein. The COMPANY shall pay the REINSURER the "Net Amount Due" if such is positive, and the REINSURER shall pay the ceding company the "Net Amount Due" if such is negative.

2.   The "Reinsurance Premium" is the net of (a)-(b)-(c)-(d)-(e):

(a) Policy Premiums are the reinsured portions of the premiums paid by the policyholders, unreduced for any premium taxes.

(b)  Allowances are as defined in Exhibit C.

(c) The Mod Co Reserve Adjustment for each accounting period equals V1 - VO - I where

     VO = Reserve at the beginning of the Accounting Period,

     V1 = Reserve at the end of the Accounting Period,

     I = Interest added to the reserve for all variable annuity contracts, plus all mortality and expense charges, during the Accounting Period. For any fixed annuities I shall be computed as the fixed annuity reserve at the beginning of the period times the rate as specified in EXHIBIT B.

     For the first accounting period, VO shall be zero. The "Reserves" shall equal the full account value, unreduced for any surrender charges.

(d) Surrender Payments shall equal the reinsured portions of the surrender value paid to policyholders.

(e)  Experience Refunds are defined in Exhibit D.

3. The "Reinsurance Benefits" shall equal the reinsured portion of the annuity income benefits (including commuted value benefits), and death benefits on the reinsured portions of the contracts, corresponding to the benefits paid by the Company.

     In the event that annuitization is made at rates more favorable to the annuitant than those guaranteed in the contract reinsured, such annuitization may be considered by the giacagre.93a  page #4

     REINSURER to be a surrender, in which case the REINSURER shall pay the full withdrawal value without reduction for any surrender charge.

4. The "Accounting Period" shall be the calendar quarter, with the first accounting period running from the effective date to the end of the calendar quarter, and the last accounting period running from the beginning of a calendar quarter to the termination date.

5. It is expressly understood that the "Reinsurance Premium" is an indivisible amount and not to be divided into component parts.

                                  C. INSOLVENCY

1. In the event of the insolvency of the COMPANY, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the REINSURER directly to the COMPANY or to its liquidator, receiver, or statutory successor on the basis of the liability of the COMPANY under the contract or contracts reinsured without diminution because of the insolvency of the COMPANY. It is understood, however, that in the event of the insolvency of the COMPANY the liquidator or receiver or statutory successor of the insolvent COMPANY shall give written notice of the pendency of a claim against the insolvent COMPANY on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the REINSURER may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the COMPANY or its liquidator or receiver or statutory successor.

     It is further understood that the expense thus incurred by the REINSURER shall be chargeable, subject to court approval, against the insolvent COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more assuming insurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the COMPANY.

2. "Insolvent" means the insurer is subject to a rehabilitation or liquidation proceeding in any state in which it is licensed.

3. If the COMPANY shall become insolvent and this contract is assigned by a rehabilitator or liquidator of the insolvent company, and if the assignee shall become insolvent, then this agreement may, at the REINSURER'S option be considered ipso facto terminated without any further payment due the COMPANY.


                              giacagre.93a  page #5

                        D. ARBITRATION and CHOICE of LAW

1. In the event of any dispute relating to or arising under this Agreement, the dispute shall be referred to three arbitrators who must be current or former officers of insurance or reinsurance companies (either life/health or property and casualty) other than the two parties to this Agreement or their affiliates. Each of the contracting companies to appoint one of the arbitrators and such two arbitrators to select the third. Should the two arbitrators not be able to agree on the choice of the third, then the appointment shall be left to the American Arbitration Association.

     The arbitrators so chosen shall consider this Reinsurance Agreement not merely as a legal document but also as a gentlemen's agreement. The arbitrators shall consider the customary and standard practices of the reinsurance business. They shall not be bound by any rules of law. They shall decide by a majority of votes and from their written decision there shall be no appeal. The cost of arbitration, including the fees of the arbitrators, shall be borne equally by the REINSURER and the COMPANY. This article shall survive the termination of this Agreement.

2. In all arbitrations and legal disputes (whether decided by arbitration or otherwise) the choice of law shall be New York.

3.   The arbitration or legal proceeding shall be held in New York.

                    E. OFFSET, RECOUPMENT, EXECUTORY CONTRACT

1. All amounts due either party shall be netted, dollar for dollar, regardless of the solvency of either party.

2. If one party gives notice to the other that it does not intend to pay the Net Amount Due as defined in this agreement, or if after 45 days written notice refuses to pay the Net Amount Due, then the other party is entitled to breach damages and may cancel for non payment, and if it chooses, not to pay any further amounts.

3. Nothing in this agreement shall be construed to eliminate the defense of equitable recoupment.

4. It is expressly understood that as long as payments are due both parties that this contract is an Executory Contract. Upon the insolvency of either party, the rehabilitator or liquidator of the insolvent party may affirm or disavow the contract within 90 days of the date the insolvency petition is filed with the appropriate court (hereinafter the "petition date"), unless the court having jurisdiction expressly extends such time limit. If affirmed it is expressly understood, by the parties, that the payments under this contract shall be entitled to the administrative expense priority, and if disavowed it is expressly understood giacagre.93a  page #6
     that the other party shall be entitled to breach damages and be freed from future performance. It is expressly understood that payments within a gap period, between the "petition date" and the date the contract is expressly affirmed or disavowed shall be entitled to an administrative expense priority.

                                F. TAX ELECTIONS

     The Company and the Reinsurer agree to make the election to ignore the General Deductions Limitation in Computing the net consideration between the parties.

     The Company agrees to reimburse the Reinsurer for the Internal Revenue Code, Section 848 Capitalized Policy Acquisition Expenses if the Section 848 premium is positive (i.e. paid to the Reinsurer) and the Reinsurer agrees to reimburse the Company if the Section 848 premium is negative. The reimbursement will equal 10% of the capitalized amount. The 10% is based on 34% corporate rate, 1.75% capitalization rate, 10 year amortization with a half-year convention and will be adjusted if such factors change.

     The Company and the Reinsurer hereby agree to the following pursuant to
     Section 1.848-2(g)(8) of the Income Tax Regulation issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1992 and for all subsequent taxable years for which this Agreement remains in effect.

     The term "party" will refer to either the Company or the Reinsurer as appropriate.

     The terms used in this Article are defined by reference to Regulation 1.848-2 in effect December 1992.

     The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

     Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

     The Reinsurer will submit a schedule to the Company by June 1, of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement stating that the Reinsurer will report such net consideration in its tax return for the preceding calendar year.

     The Company may contest such calculation by providing an alternative calculation to the Reinsurer by July 15th of the year following the end of the taxable year. If the Company does not notify the Reinsurer by July 15th, the net considerations reported in the giacagre.93a  page #7
     respective tax returns will be the value as submitted to by the Reinsurer in the previous paragraph.

     If the Company contests the Reinsurer's calculation of the net consideration, the parties will act in good faith to reach an agreement on the correct amount within thirty (30) days of the date the Company submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of the net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.


                              giacagre.93a  page #8

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives.

In New York, New York, this 30 day of Sept, 1993.


ATTEST                                 THE GUARDIAN INSURANCE AND ANNUITY
                                       COMPANY, INC.


/s/ Frank L. Pepe                      /s/ Charles G. Fisher
---------------------------            -------------------------------



Frank L. Pepe                          Charles G. Fisher
---------------------------            -------------------------------
Print name                             Print name and title


And in New York, New York, this 30 day of Sept, 1993.



ATTEST:                                THE GUARDIAN LIFE INSURANCE COMPANY
                                       OF AMERICA


/s/ Annette Pacheco                    /s/ Peter Hutchings
---------------------------            -------------------------------


Annette Pacheco                        Peter Hutchings
---------------------------            -------------------------------
Print name                             Print name and title


                              giacagre.93a  page #9

                         EXHIBIT A - BUSINESS REINSURED

The business reinsured hereunder shall be a FIFTY PERCENT quota share of the risk on the variable annuity contracts issued by the COMPANY comprising Guardian Investor variable annuity contracts issued after January 1, 1993. The reinsured business will include the reserves on the "fixed" option.

                 EXHIBIT B - MOD CO INTEREST and INTEREST RATES.

1. The Interest added to the variable contract reserves is the aggregate interest, derived from all of the Net Investment Factors applicable to such class of contracts during such settlement period.

2. The mortality and expense charge shall be equal to the mortality and expense charges issued by the company. For 1993 issues the charge will be estimated as 28.75 basis points per quarter times the "accumulation value" at the beginning of the quarter.

3. On fixed account annuities the mod co interest shall equal the "Exhibit 2 plus 4 rate" times the sum of the mod co reserve at the beginning of the quarter plus one half the algebraic excess of the reinsurance premium over reinsurance benefits during the quarter.

4.   The "Exhibit 2 + 4 rate" equals I/{.5 * (A + B - I)}

     Where

     I = Net investment income plus realized capital gains less losses B = Current year invested assets
     A = Prior year invested assets

Note: 1992 Annual statement references.

     I is computed as follows:

          Gross Investment Income (Exhibit 2, line 10, column 7)
          Less Investment Expenses (Exhibit 2, line 15, column 7)
          Less Gain on Seed Investment Redeemed (Exhibit 4, line 9.201)
          Less Dividends on Common Stocks of Affiliates (Exhibit 2, line 2.21, column 7)
          Less Interest on Policy loans on life insurance policies (Exhibit 2, line 5, column 7, in part)
          Plus Net realized capital gains (Page 4, line 4a, column 1 plus Page 4, line 32, column 1)


                              giacagre.93a  page #10

     B =

          Cash and invested assets (Page 2, line 10a, column 1)
          Plus investment income due and accrued (Page 2, line 16, column 1) Less policy loans (Page 2, line 5, column 1)
          Less policy loans due and accrued on life products (Exhibit 2, line 5, columns 3 & 4, in part)
          Plus amount due from broker (Page 2, line 2103, column 1)
          Less borrowed money (Page 3, line 22, column 1)
          Less amounts due brokers (Page 3, line 2501, column 1)

     A is computed like B, but for the previous year.

The rate for the current calendar year will be based on the most recently filed annual statement, and will be trued up (without interest) when the current year statement is filed.

                 EXHIBIT C - ALLOWANCES and EXPERIENCE ACCOUNT

1.   The REINSURER shall pay the COMPANY the following allowances:

            Single premiums                           5.25%
            Initial flexible premiums                 5.25%
            Additional flexible premiums              5.25%

     In addition, the Reinsurer shall pay the COMPANY a renewal allowance of $5.00 per quarter per policy, and aggregating all policies issued to the same insured in the same year.

2. The experience account asset (EA) at the inception of this treaty, before any amounts have been paid by either party shall be zero. Thereafter the EA at the end of any period shall be equal to the quantity (EA'), defined below, less any experience refund. The quantity (EM) equals:
     (a)+(b)-(c)-(d)+(e), where

          (a)  EA at the beginning of the period
          (b) Cash Flow during the period, where the Cash flow is the algebraic excess of Reinsurance Premiums over Reinsurance Benefits
          (c)  DAC charge (positive if 848 premiums are paid to the REINSURER)
          (d) Interest on the EA, at the Exhibit 2 plus 4 rate, (except that negative interest rates will be ignored for purposes of computing the EA).

     (Assuming the Reinsurance Premium less Reinsurance Benefits is negative, the EA will be negative, and the interest on the EA will be negative.)

     The DAC charge shall be equal to 10% of the capitalized amount as defined in Section giacagre.93a  page #11

     848 of the Internal Revenue Code. The 10% shall be based on 10-year amortization with the half year convention, with 1.75% capitalization rate, and with a 35% corporate income tax rate, and shall be changed is such factors change.

     The interest on the EA shall be the "Exhibit 2 plus 4 rate" as defined in Exhibit B

                         EXHIBIT D - EXPERIENCE REFUNDS

1. The experience refund is calculated on an yearly basis, but estimates may be paid at the REINSURER'S discretion on a quarterly basis. The experience is one-half of the quantity (EA'), defined in Exhibit C, if (EA') is positive as of the end of each settlement period. The experience refund equals zero if (EA') is negative.

2. On recapture a "terminal experience refund" will be paid, equal to 100% of the EA (before allowance for experience refund) if such is positive.

                              EXHIBIT E - RECAPTURE

1. Two (2) years after the effective date The COMPANY may recapture the reinsurance ceded hereunder as of the end of any settlement period upon thirty days notice provided the "terminal experience refund" calculation produces a non-negative value of ER defined in Exhibit C subject to the conditions specified in this Exhibit D.

2. In the final modified coinsurance reserve adjustment, the ending reserve "V1" is zero.

3. The REINSURER shall pay the COMPANY the full withdrawal values without surrender charges on the contracts being recaptured. The amount thereof shall be included with contract benefits in the final experience refund calculation.

                             EXHIBIT F - DEFINITIONS

1. The term "Mod Co Reserve" shall mean the policy accumulation value, unreduced by any surrender charge.

2. The term "Reserve" shall mean the statutory reserves computed using the methodology the COMPANY used on its 12/31/92 annual statement for similar policies. It is expressly understood by the parties that "Reserves" are policy accumulation values, unreduced by any surrender charges.


                              giacagre.93a  page #12

                         Exhibit G - REINSURANCE REPORTS

The COMPANY shall supply the REINSURER with quarterly reports as described below:

A.   Quarterly Report

     1.   "Reinsurance Premium"

          a.   Policy Premium
          b.   Expense Allowance
          c.   Mod Co Reserve Adjustment
               (A)  Reserves at beg. of period
               (B)  Reserves at end of period
               (C)  Interest added to reserves
               (D)  Mod Co interest = (C) + .002875(A)
               NET = (B)-(A)-(D)
          d.   Surrender Payments
          e.   Experience Refunds

     2.   "Reinsurance Benefits"

          a.   Death Benefits
          b.   Annuitization Benefits

     3.   "Net Amount Due" (Due Reinsurer if positive) = (1)-(2)

     4.   Experience Account

          a.   Experience Account beginning of period
          b.   Interest on experience account as defined in
          c.   Cash Flow (Reinsurance Premium less Reinsurance Benefits)
          d.   Risk Charges
          e.   DAC charges
          e.   Experience Account end of period

     5.   Due and Unpaid Amounts

          a.   Policy Premiums
          b.   Surrender Payments
          c.   Annuity Benefits


                              giacagre.93a  page #13

     6.   General Information - Inforce

          a.   Policies Inforce beginning of period
          b.   Termination by death
          c.   Termination by lapse
          d.   Policies Inforce end of period

     7.   General Information - Reserve

          a.   Reserve beginning of period
          b.   Reserve end of period
          c.   Reserve released on termination
          d.   Net investment addition to beginning reserve

B.   Annual Report

     1. Analysis of Increase in Reserve for the policies ceded (Page 7 of the 1992 Annual Statement).
     2. Exhibit of Numbers for the policies ceded (Page 25 of the 1992 Annual Statement)

C.   Annual Tax Data.

     1. Section 848 Premiums, including a split of the section 848 premiums into "pension" and "non pension" portions.
     2.   Tax reserves on any coinsured business.


                              giacagre.93a  page #14

          EXHIBIT H - Reinsurance Questionnaire For Federal Income Tax
                                 Determinations

The purpose of this questionnaire is to secure sufficient information to allow Guardian Life Insurance Company of America to account properly under the federal income tax rules for the reinsurance agreement we have with you.

Answer the following questions:

(1). Are you either

     (a) A company that is subject to U.S. taxation directly under the provisions of subchapter L of chapter 1 of the Internal Revenue Code (i.e., is an insurance company liable for filing Form 1120L or Form-PC), or

     (b) A company that is subject indirectly to U.S. taxation under the provisions of subpart F of subchapter N of chapter 1 of the Internal Revenue Code (i.e., is a "controlled foreign corporation" within the meaning of Internal Revenue Code ss.957)?

          Answer:     ___ Yes       ___ No

(2) If your answer to 1 is no, have you entered into a closing agreement with the Internal Revenue Service to be subject to U.S. taxation with respect to reinsurance income pursuant to Treasury Regulation ss.1.848-2(h)(ii)(B)?

          Answer:     ___ Yes       ___ No

    (If your answer is yes, please provide a copy of the closing agreement.)


Company Name: The Guardian Insurance and Annuity Company, Incorporated


Signed by: ________________________            Title:________________________

Print Name: ____________________________


Date: ______________________


                              giacagre.93a  page #15

                            19___ NET CONSIDERATIONS


COMPANY NAME _________________________________________________________

19___ CONSIDERATIONS UNDER CONTRACTS DATED PRIOR TO 11-15-91:

                        $_______________________________

19___ CONSIDERATIONS UNDER CONTRACTS DATED 11-15-91 AND AFTER:

                        $_______________________________

AGREE     _____________

DISAGREE  _____________

If you disagree with the above figures, please attach supporting data with your calculations.

VERIFIED BY:____________________________________________________________________

DATED:__________________________________________________________________________

Please return this form by July 15th to:

Ms. Cheryl Crawford Jackson, Director
Federal Income Tax Department
The Guardian Life Insurance Company of America
201 Park Avenue South
New York, New York 10003


                              giacagre.93a  page #16

                                   AMENDMENT I

            to the Automatic Indemnity Reinsurance Agreement between

            THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INCORPORATED

                                       of

                                    Delaware,

                    hereinafter referred to as the "COMPANY"

                                       and

                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                                   of New York

                    hereinafter referred to as the "REINSURER


1.   This amendment is effective January 1, 1994.

2. The COMPANY agrees to cede, and the REINSURER agrees to assume, a twenty percent quota share of the risk on Guardian Investor variable annuity contracts issued on or after January 1, 1994 by the COMPANY.

It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the reinsurance agreement of which this amendment is a part which do not conflict with the terms hereof.

IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

            THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INCORPORATED


By /s/ Charles G. Fisher                 By /s/ Frank L. Pepe
   -----------------------------            ------------------------------

Date December 30, 1994                   Date December 30, 1994


                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA


By /s/ Peter Hutchings                   By /s/ [ILLEGIBLE]
   -----------------------------            ------------------------------

Date Dec 30, 1994                        Date Dec. 30, 1994

                                  AMENDMENT II

            to the Automatic Indemnity Reinsurance Agreement between

            THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INCORPORATED

                                       of

                                    Delaware,

                    hereinafter referred to as the "COMPANY"

                                       and

                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                                   of New York

                   hereinafter referred to as the "REINSURER"

1.   This amendment is effective January 1, 1995.

2.   The agreement is closed for new business as of January 1, 1995.


It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the reinsurance agreement of which this amendment is a part which do not conflict with the terms hereof.

IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

            THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INCORPORATED


By /s/ Charles G. Fisher                 By /s/ Frank L. Pepe
   -----------------------------            ------------------------------

Date February 8, 1995                    Date February 8, 1995


                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA


By /s/ Peter Hutchings                   By /s/ [ILLEGIBLE]
   -----------------------------            ------------------------------

Date 2-8-95                              Date 2-10-95

                                AMENDMENT NO. III

                To The Automatic Indemnity Reinsurance Agreement

                                     Between

            THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INCORPORATED

                                       of

                                    Delaware

                   (hereinafter referred to as the "Company")

                                       and

                 THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                               New York, New York

                  (hereinafter referred to as the "Reinsurer")


1.   This Amendment is effective March 30, 1995

2. As of the effective date of this Amendment, the Company shall recapture the Guardian Investor 1994 issues.

3. There shall be a terminal accounting for recaptured business. Such calculation shall be conclusive for all purposes without exception and neither party shall owe any further obligations to the other party (with respect to the recaptured business only) subsequent to the Termination Date.

IN WITNESS WHEREOF, the Company and the Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INCORPORATED (the Company)


By: /s/ Charles G. Fisher
    -------------------------------

Title: V.P. & Actuary

Date: March 30, 1995


ATTEST:


By: /s/ Frank L. Pepe
    -------------------------------

Title: V.P. & Controller

Date: March 30, 1995


THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (the Reinsurer)


By: /s/ Peter Hutchings
    -------------------------------

Title: EVP & CFO

Date: 3-30-95


ATTEST:


By: /s/ [ILLEGIBLE]
    -------------------------------

Title: AVP

Date: 3-30-95